                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                                   BYLAWS OF

                                  GENVEC, INC.

                (Amended and Restated as of September 12, 1995)



                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.1.    Registered Office and Registered Agent.  The Corporation
                     --------------------------------------
shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

     Section 1.2.    Other Offices.  The Corporation may also have offices at
                     -------------
such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS
                             ----------------------

     Section 2.1.    Place of Stockholders' Meetings.  Meetings of stockholders
                     -------------------------------
may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

     Section 2.2.    Annual Meeting.  A meeting of the stockholders of the
                     --------------
Corporation shall be held in each calendar year, commencing with the year 1993, at such time as the Board of Directors may determine.

     At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal. Subject to the terms of the Corporation's Certificate of Incorporation, the Board of Directors shall consist of the number of directors determined pursuant to Section 3.1 hereof, of which the holders of the Corporation's Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Stock"), the Corporation's Class B Convertible Preferred Stock, par value $.01 per share (the "Class B Stock") and the Corporation's Class C Convertible Preferred Stock, par value $0.01 per share (the "Class C Stock") (the Class A Stock, the Class B Stock and the Class C Stock being hereinafter collectively referred to as the "Preferred Stock"), in the aggregate, shall elect at least five directors, of which Hillman Medical Ventures 1995 L.P. or its successor limited partnership ("Hillman") shall be entitled to elect two such directors and each of Prince Venture Partners III, L.P. ("Prince III") and Genentech, Inc. ("Genentech") acting individually and Sierra Ventures IV, L.P. ("Sierra IV") and Sierra Ventures International IV, L.P. ("Sierra International IV") acting in the aggregate being entitled to elect one director each; provided, however, that if
                                                     --------  -------
the ownership of "Preferred Stock" or shares of the common stock of the Company, par value $0.01 per share (the "Common Stock"), into which such shares of "Preferred Stock" are converted (collectively, "Securities") by any of "Hillman," "Prince III" or "Genentech" individually, or of "Sierra IV" and "Sierra International IV" in the aggregate, ever becomes less than ten percent (10%) of the "Common Stock" then outstanding, assuming conversion of all "Preferred Stock" and issuance of the aggregate maximum number of shares of "Common Stock" issued, delivered or exchanged therefor and irrespective of whether any such shares of "Common Stock" or "Preferred Stock" are conditional or unvested (the "Director Entitlement Threshold"), then on the date on which the ownership of "Securities" by any of "Hillman," "Prince III" or "Genentech" individually, or of "Sierra IV" and "Sierra International IV" in the aggregate, falls below the "Director Entitlement Threshold," such applicable holder or holders of "Preferred Stock" shall no longer be entitled to elect any particular director and shall only have such rights to exercise the voting power of the "Preferred Stock" as are set forth in the Corporation's Certificate of Incorporation; provided, further, that if the Corporation consummates an
               --------  -------
underwritten public offering of the Corporation's "Common Stock" pursuant to one or more registration statements filed under the Securities Act of 1933, as amended (or any successor statute), yielding gross proceeds to the Corporation of at least $15,000,000 and under which the offering price to the public is equal to at least $1.50 per share (adjusted for any stock splits, stock dividends, recapitalizations, mergers, consolidations or similar events occurring after September 19, 1995) (a "Qualifying Public Offering"), upon the closing of the "Qualifying Public Offering," the holders of the "Preferred Stock" shall not be entitled to elect any particular directors and shall have no other voting rights with respect to the "Preferred Stock" other than as are set forth in the Corporation's Certificate of Incorporation; and further provided,
                                                             ------- --------
that if the director nominated by "Genentech," prior to any "Qualifying Public Offering" or "Genentech" holding "Securities" in an amount less than the "Director Entitlement Threshold," is an employee of "Genentech" and if "Genentech" and the Corporation in good faith and after due and careful consideration of objective and tangible evidence, agree that the presence of a "Genentech" employee on the Board substantially, materially and adversely impedes on an ongoing basis the Corporation's ability to enter into substantial collaborative agreements with third party biotechnology or pharmaceutical concerns, then "Genentech" shall be entitled to have an independent individual acceptable to "Genentech," but not a "Genentech" employee, elected as the representative of "Genentech" on the Corporation's Board of Directors during the period, as described above, in which "Genentech" has such right to nominate a director.

     Section 2.3.   Special Meetings.  Except as otherwise specifically provided
                    ----------------
by law, special meetings of the stockholders may be called at any time:

          (a)  By the Board of Directors; or

          (b)  By the President of the Corporation; or

          (c) By the holders of record of not less than 20% of all the shares outstanding and entitled to vote.

     Upon the written request of any person entitled to call a special meeting and who is entitled to do so under these Bylaws or applicable law, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2.4 hereof. If the Secretary shall fail to fix such date and give notice within 10 days after receipt of such request, the person or persons calling the meeting may do so.

     Section 2.4.   Notice of Meetings and Adjourned Meetings.  Written notice
                    -----------------------------------------
stating the place, date and hour of any meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as provided in Section 230 of the Delaware General Corporation Law, as amended from time to time (the "Delaware Code"). Such notice may be given by or at the direction of the person or persons authorized to call the meeting.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5.   Quorum of and Action by Shareholders.
                    ------------------------------------

          (a) Unless otherwise provided in the Certificate of Incorporation of the Corporation (the "Certificate") or in a Bylaw adopted by stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

          (b) Whenever any corporate action is to be taken by vote of the stockholders of the Corporation at a duly organized meeting, unless otherwise provided in the Certificate or the Delaware Code, such corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

          (c) The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          (d) In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

     Section 2.6.   Voting List; Proxies.  The officer who has charge of the
                    --------------------
stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

     Section 2.7.   Informal Action by Stockholders.  Unless otherwise provided
                    -------------------------------
in the Certificate, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members, who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

     Section 3.1.   Number.  The business and affairs of the Corporation shall
                    ------
be managed by or under the direction of a Board of Directors which shall be composed of not less than five (5) and not more than twelve (12) Directors, the precise number to be determined from time to time by the Board of Directors.

     Section 3.2.   Place of Meeting.  Meetings of the Board of Directors may be
                    ----------------
held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

     Section 3.3.   Regular Meetings.  A regular meeting of the Board of
                    ----------------
Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, a majority of the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board to occur at least once a month and to convene one meeting a month of the company's executive officers. The Board of Directors also shall invite the "Primary Investigator" (as defined in that certain Preferred Stock Purchase Agreement dated as of December 8, 1992, as Amended and Restated as of May 19, 1993 (as so amended and restated, the "Purchase Agreement")) to attend any and all meetings of the Board of Directors, to participate in discussions and express views on matters before the Board, but without any right to vote; and provided that the "Primary Investigator" shall
                               --------
withdraw from such meeting upon any discussion of the terms of his engagement or continuing engagement by the Corporation.

     Section 3.4.   Special Meetings.  Special meetings of the Board of
                    ----------------
Directors shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office. The "Primary Investigator" (as defined in the Purchase Agreement) shall be invited to attend such special meetings, under the same terms and conditions as a regular meeting of the Board of Directors as set forth in Section 3.3.

     Section 3.5.   Notices of Meetings of Board of Directors.
                    -----------------------------------------

          (a) Regular Meetings.  No notice shall be required to be given of any
              ----------------
regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3.3, in which event one day's notice shall be given of the time and place of such meeting.

          (b) Special Meetings.  At least one day's notice shall be given of the
              ----------------
time, place and purpose for which any special meeting of the Board of Directors is to be held.

     Section 3.6.   Quorum.  A majority of the total number of Directors shall
                    ------
constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

     Section 3.7.   Informal Action by the Board of Directors.  Any action
                    -----------------------------------------
required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.8.   Powers.
                    ------

          (a) General Powers.  The Board of Directors shall have all powers
              --------------
necessary or appropriate to the management of the business and affairs of the Corporation and, in addition to the power and authority conferred by these Bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these Bylaws or the Certificate directed or required to be exercised or done by the stockholders.

          (b) Specific Powers.  Without limiting the general powers conferred by
              ---------------
subparagraph (a) above and the powers conferred by the Certificate of Incorporation and Bylaws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                (iv) By resolution adopted by a majority of the full Board of Directors, to designate one or more of its members to constitute an executive committee which, to the extent provided in such resolution and subject to the Delaware code, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the Corporation to be affixed.

                (v) By resolution passed by a majority of the whole Board of Directors, to designate one or more additional committees, each to consist of one or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                (vi) To fix the place, time and purpose of meetings of stockholders.

                (vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                (viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                (ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                (x) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

     Section 3.9.  Compensation of Directors.  Compensation of Directors and
                   -------------------------
reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

     Section 3.10. Removal of Directors by Stockholders.  Any individual
                   ------------------------------------
Director may be removed from office without assigning any cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to elect such Director. In case any one or more Directors are so removed, new Directors may be elected at the same time.

     Section 3.11. Resignations.  Any Director may resign at any time by
                   ------------
submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     Section 3.12. Vacancies.  Except as otherwise set forth in the Certificate,
                   ---------
any vacancies on the Board of Directors, including vacancies resulting from a removal of Directors under Section 3.10 and newly created directorships resulting from any increase in the authorized number of Directors, may be filled by a majority vote of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3.13. Participation by Conference Telephone.  Directors may
                   -------------------------------------
participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     Section 4.1. Election and Office.  The Corporations shall have a President,
                  -------------------
a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and Vice Chairman of the Board of Directors, one or more Vice Presidents, and one or more assistant or honorary officers. Any number of offices may be held by the same person.

     Section 4.2. Term.  The President, Secretary and Treasurer shall each serve
                  ----
for a term of one year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

     Section 4.3. Powers and Duties of the President.  Unless otherwise
                  ----------------------------------
determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations set forth in the Delaware Code, these Bylaws, and the actions of the Board of Directors, the President may appoint, suspend and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the stockholders at which he or she shall be present, shall, unless there is a Chairman of the Board of Directors, preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. The President shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

     Section 4.4. Powers and Duties of the Secretary.  Unless otherwise
                  ----------------------------------
determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

     Section 4.5. Powers and Duties of the Treasurer.  Unless otherwise
                  ----------------------------------
determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his or her hands. When necessary or proper, unless otherwise ordered by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall enter regularly, in books of the Corporation to be kept by him or her for that purpose, a full and accurate account of all moneys received and paid by him or her on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

     Section 4.6. Powers and Duties of the Chairman of the Board of Directors.
                  -----------------------------------------------------------
Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors and shall serve ex officio as a member of every committee of the Board of Directors. The
-- -------
Chairman shall have such other powers and perform such further duties as may be assigned to him or her by the Board of Directors.

     Section 4.7.  Powers and Duties of Vice Presidents and Assistant Officers.
                   -----------------------------------------------------------
Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his or her absence or disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

     Section 4.8.  Delegation of Office.  The Board of Directors may delegate
                   --------------------
the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

     Section 4.9.  Vacancies.  The Board of Directors shall have the power to
                   ---------
fill any vacancies in any office occurring from whatever reason.

     Section 4.10. Resignations.  Any officer may resign at any time by
                   ------------
submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

     Section 5.1. Stock Certificates.  Shares of the Corporation shall be
                  ------------------
represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form, and may be countersigned by a transfer agent or registrar other than the Corporation or its employee. Any or all of the signatures on the share certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Delaware Code, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 5.2. Determination of Stockholders of Record.  The Board of
                  ---------------------------------------
Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall not be less than 10 nor more than 60 days before the date of any such meeting, nor more than 60 days prior to any other action.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.3. Transfer of Shares.  Except as provided in Section 5.4,
                  ------------------
transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer; no transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

     Section 5.4. Lost, Stolen or Destroyed Share Certificates.  The Corporation
                  --------------------------------------------
may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                                   ARTICLE VI

                                    NOTICES
                                    -------
     Section 6.1. Contents of Notice.  Whenever any notice of a meeting is
                  ------------------
required to be given pursuant to these Bylaws, the Certificate or otherwise, the notice shall specify the place, day and hour of the meeting; in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting; and any other information required by the Delaware Code.

     Section 6.2. Method of Notice.  All notices shall be given to each person
                  ----------------
entitled thereto, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier, with confirmation of receipt, to such person's address (or their telex, TWX, telecopier or telephone number) as it appears on the records of the Corporation, or supplied by such person to the Corporation for the purpose of notice. If notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail, with the telegraph office or with the courier service, as the case may be, for delivery to that person or, in the case of telex, TWX or telecopier, when dispatched.

If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

     Section 6.3. Waiver of Notice.  Whenever notice is required to be given
                  ----------------
under any provision of the Delaware Code, the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                                  ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS
                          ----------------------------
                         AND OFFICERS AND OTHER PERSONS
                         ------------------------------

     Section 7.1. Indemnification.  The Corporation shall have the power to
                  ---------------
indemnify any Director, officer, employee or agent of the Corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with and including, but not limited to, those instances in which such indemnification, although greater in scope or degree than that expressly provided by Section 145 of the Delaware Code, as deemed by a majority of a quorum of disinterested Directors (which may consist of only one Director if there is only one independent Director) or by independent legal counsel, after due investigation, to be in the best interests of the Corporation, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a Director, officer, employee or agent of the Corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries. The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a Director, officer, employee or agent of the Corporation for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.

     The provisions of this Section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a Director, officer, employee or agent or to render services for or at the request of the Corporation or as the case may be, its parent, or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which any Director, officer, employee or agent of the Corporation may be entitled under these bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.2. Advances.  Expenses (including attorney's fees) incurred by
                  --------
any officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law. Such expenses including attorney's fees incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 7.3. Insurance.  The Corporation may purchase and maintain
                  ---------
insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.

                                 ARTICLE VIII

                                      SEAL
                                      ----
     The form of the seal of the Corporation, called the corporate seal of the
Corporation, shall be as impressed adjacent hereto.    (Form of Seal)

                                   ARTICLE IX

                                  FISCAL YEAR
                                  -----------

     The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                                   ARTICLE X

                                   AMENDMENTS
                                   ----------

     The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

                                   ARTICLE XI

                            INTERPRETATION OF BYLAWS
                            ------------------------
     All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Delaware Code.